Exhibit (a)(1)(iii)

NOTICE OF WITHDRAWAL

U.S. OFFER (“U.S. OFFER”)

by

INDONESIA COMMUNICATIONS PTE. LTD. (“ICLS”),

a wholly-owned indirect subsidiary of

QATAR TELECOM (QTEL) Q.S.C. (TOGETHER WITH ICLS, THE “OFFEROR”),

for

AMERICAN DEPOSITARY SHARES (“ADSs”) OF PT INDOSAT TBK.

(THE “COMPANY”)

FORM OF WITHDRAWAL REQUEST

TO WITHDRAW THE ADSs OR DEPOSITED SERIES B SHARES OF THE COMPANY TENDERED OR DEPOSITED, AS APPLICABLE, INTO THE U.S. OFFER

The undersigned hereby represents that the undersigned has tendered ADSs or deposited Series B Shares in the U.S. Offer and wishes to withdraw all or part of such tenders or deposits as indicated below.

The undersigned further represents that the undersigned is aware of the terms and conditions of the U.S. Offer made by the Offeror for the ADSs as described in the U.S. Offer to Purchase dated January 20, 2009 (the “Offer to Purchase”). All capitalized terms used but not defined herein are defined in the Offer to Purchase.

THIS FORM OF WITHDRAWAL REQUEST MUST BE RECEIVED ON OR BEFORE 3:00 A.M.,

NEW YORK CITY TIME (WHICH IS 3:00 P.M., JAKARTA TIME), ON FEBRUARY 18, 2009,

SUBJECT TO POSSIBLE EXTENSION AS PUBLISHED BY THE OFFEROR

Notice:

By signing this Form the undersigned agrees that withdrawals may not be rescinded. Consequently, ADSs or Deposited Series B Shares withdrawn will thereafter be deemed not validly tendered or deposited, as applicable, for the purposes of the U.S. Offer. However, withdrawn ADSs or Deposited Series B Shares may be re-tendered or re-deposited, as applicable, following the procedures described in Section 2 of the Offer to Purchase at any time prior to the expiration of the U.S. Offer.

Name of Holder of ADSs or Deposited Series B Shares:

Address (include postal code):

Hereby:

☐	instructs and gives full power of attorney to the financial intermediary with which the tendered ADSs or Deposited Series B Shares were deposited before their tender or deposit into the U.S. Offer:

to withdraw the following tenders or deposits into the U.S. Offer and to credit the withdrawn ADSs or Deposited Series B Shares back to such holder’s securities account.

☐	withdraws the following tenders or deposits into the U.S. Offer (in the case of ADSs or Deposited Series B Shares which were registered directly in the Company’s share register before being tendered or deposited into the U.S. Offer).

(Please tick the box corresponding to the option chosen.)

Date(s) of such tender(s) or deposit(s)

Date:

Signature of Holder:

Guarantee of Signature(s), if required

Name(s):
(Please Print) Title:

Name of Firm:

Authorized Signature:

Address:
(Zip Code)
Area Code and Telephone Number:

Dated:

The ADS Tender Agent for the U.S. Offer is:

THE BANK OF NEW YORK MELLON

By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Hand or Overnight Delivery: BNY Mellon Shareowner Services 480 Washington Boulevard Attn: Corporate Action Dept., 27th Floor Jersey City, NJ 07310